Exhibit T3A.3

e-Certificate of registration LIMITED COMPANY
Registration number
559489-1532

Date of registration of the company	Date of registration of current name
2024-07-03	2024-09-07

Document created on	Page
2024-09-11 12:49	1 (2)

Registration number:	550490-1532

Business name:	Intrum Group Operations AB

Address:
Riddargatan 10
114 35 STOCKHOLM

Registered office:	Stockholm

Note:

The company is registered as a private limited company.

THE COMPANY WAS FORMED

2024-04-25

SHARE CAPITAL

Share capital	: SEK	50,000
Min	: SEK	50,000
Max	: SEK	200,000
Number of shares:		1,000
Min	:	1,000
Max	:	4,000

BOARD MEMBER, CHAIR OF THE BOARD

700130-0412	Lundquist, Erik Niklas, c/o Intrum AB (publ), 105 24 STOCKHOLM

BOARD MEMBERS

681118-6292	Brodin, Lars Johan, c/o Intrum AB (publ), 105 24 STOCKHOLM

830906-0377	Folkesson, Emil Stellan Oscar, c/o Intrum AB (publ), 105 24 STOCKHOLM

SPECIALLY AUTHORIZED SIGNATORIES

680526	Rubio Abad, Andrés, c/o Intrum AB (publ), 105 24 STOCKHOLM, UNITED KINGDOM

AUDITORS

556271-5309	Deloitte AB, 113 79 STOCKHOLM Represented by: 731116-0217

PRINCIPALLY RESPONSIBLE AUDITOR

731116-0217	Honeth, Patrick Olof, c/o Deloitte AB, 113 79 STOCKHOLM

e-Certificate of registration LIMITED COMPANY
Registration number
559489-1532

Date of registration of the company	Date of registration of current name
2024-07-03	2024-09-07

Document created on	Page
2024-09-11 12:49	2 (2)

SIGNATORY POWER

The board of directors is entitled to sign.

Signatory power by any two jointly of the board members

Signatory power by any one of the board members in combination with Rubio Abad, Andrés

ARTICLES OF ASSOCIATION

Date of the latest change: 2024-08-19

FINANCIAL YEAR

Registered financial year: 0101 - 1231

No annual reports have been submitted to the Swedish Companies Registration Office.

DATE OF REGISTRATION OF CURRENT AND PREVIOUS BUSINESS NAMES

2024-09-07 Intrum Group Operations AB

2024-07-03 Goldcup 21053 AB

The above information is an extract from the Trade and Industry Register Bolagsverket, the Swedish Companies Registration Office.

Bolagsverket

851 81 Sundsvall

0771-670 670

bolagsverket@bolagsverket.se

www.bolagsverket.se